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                                                             Exhibit 10.1







                                Owens-Illinois

                        Executive Life Insurance Plan


















                           Effective April 1, 2000























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                                 Owens-Illinois
                         Executive Life Insurance Plan


     Owens-Illinois, Inc., a corporation duly organized and existing under the laws of the state of Delaware and having its corporate headquarters in the state of Ohio (hereinafter, together with its successors and assigns, called the "Company"), hereby establishes and will be the sponsor of this Owens-Illinois Executive Life Insurance Plan (the "Plan"), effective as of April 1, 2000. The Plan is established and will be maintained by the Company on behalf of each corporation (or other business entity) 50 percent or more of the voting stock (or other ownership interest) of which is owned, directly or indirectly, by the Company and which employs any person or persons who are eligible to participate in this Plan. Each such corporation (or other business entity), together with its successors and assigns, is hereinafter referred to as an "Employer".

                          W I T N E S S E T H:

     The primary purpose of this Plan is to support the Employers in attracting and retaining qualified executive personnel, by providing for pre-retirement and post-retirement death benefits in an amount equal to three times annual base salary, determined as hereinafter provided and subject to certain limits hereinafter stated. The Company has determined that the foregoing can best be provided under split dollar life insurance arrangements, and an insurance policy has been or will be applied for on the life of each of the Participants. By execution of this Plan and the Agreement (as defined below), the Company and the Participants agree to make said insurance policies subject to the Plan.

                            Article I - Definitions

1.1 Administrator. The Plan administrator serving pursuant to Article XIII of this Plan. The Company shall be the Administrator unless and until the Company appoints one or more officers or employees of the Company to serve as the Administrator.

1.2 Agreement. A Participation Agreement, in the form attached hereto as Exhibit A, entered into between a Participant and the Company pursuant to which the individual agrees to participate in the Plan.

1.3    Anniversary Date.  The first day of each Plan Year.

1.4 Beneficiary. The beneficiary or beneficiaries of the Owner's portion of the death benefit payable under each Policy, as designated in accordance with paragraph 8.1 and such Policy.

1.5 Collateral Assignment. A contractual assignment, in the form attached hereto as Exhibit B, entered into between the Owner of a Policy and the Company pursuant to which the Owner assigns to the Company certain rights in such Policy.


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1.6    Disability.  An Employee's inability, solely because of disease or injury for which the Employee is under the care of a qualified physician, to work within his or her own occupation, as determined for purposes of the Owens-Illinois Long-Term Disability Plan (a component of the Owens-Illinois, Inc. Salary Employees Welfare Benefit Plan).

1.7    Effective Date.  April 1, 2000.

1.8 Employee. An individual performing services for an Employer for which Form W-2 compensation is paid.

1.9 Insurance Company. Nationwide Life Insurance Company, or any other insurance company or companies authorized to do business in the state of Ohio selected by the Company for the issuance of a Policy pursuant to the Plan.

1.10 Insurance Limit. The maximum amount of Owner's death benefit for which a Policy may be issued at standard rates and on a guaranteed-issue basis, as established by the Insurance Company, unless the Insurance Company and the Company mutually consent to a different amount as the Insurance Limit on coverage for an individual Participant. On the Effective Date, the Insurance Limit on the original issuance of a Policy is $1,500,000, subject to adjustment based on subsequent increases in the Participant's annual base salary in accordance with the Insurance Company's schedule therefor to a maximum of $3,000,000 on the Participant's Termination Date. The Insurance Limit is subject to modification by the Insurance Company from time to time after the Effective Date.

1.11 Owner. The Participant, or a life insurance trust created by the Participant, or another person or entity designated by the Participant with the written consent of the Company, who is or will be defined in a Policy as Owner and, as such, possesses or will possess all incidents of ownership in such Policy. It is the intention of the Plan that, with respect to a Policy the Owner of which is not the Participant insured by such Policy, such Participant will not possess any incidents of ownership in such Policy.

1.12 Participant. Any Employee who is eligible to participate in the Plan and has enrolled in the Plan in accordance with Article II, including a former Employee who became a Participant before his or her Termination Date and whose Agreement remains in effect.

1.13   Plan.  This Owens-Illinois Executive Life Insurance Plan.









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1.14   Plan Documents.  This document and all documents incorporated into the
       Plan under this document, including the Agreements, the Collateral Assignments, the Policies, and any other documents specifically referenced herein or therein.

1.15 Plan Year. Each 12 consecutive month period beginning on April 1 and ending on the following March 31. The first Plan Year begins April 1, 2000 and ends March 31, 2001.

1.16 Policy. The life insurance policy on the life of a Participant, together with any supplemental contracts issued by the Insurance Company in conjunction therewith, purchased pursuant to the terms of the Agreement to which such Participant is a party and the Plan.

1.17 Premium Payment Period. The period of time beginning on the issuance of a Policy and ending on the Policy anniversary coinciding with or next following the insured Participant's 65th birthday or, if later, on the eighth Policy anniversary, throughout which period it is anticipated that the insured Participant's Employer will pay all premiums into the Policy. If the Agreement applicable to a Policy terminates during the Premium Payment Period for such Policy, such Premium Payment Period shall end concurrently.

1.18 Retirement. Retirement from employment with an Employer at a time and under circumstances whereby the Participant would be eligible for an immediately payable early or normal retirement benefit under the Owens-Illinois Salary Retirement Plan, as from time to time in effect.

1.19 Term Cost. The annual cost, during each calendar year, of one-year term life insurance in an amount equal to the Owner's portion of the death benefit under the applicable Policy, determined by reference to the then current published premium rates charged by the Insurance Company for individual one-year term life insurance available to all standard risks and otherwise in accordance with Revenue Ruling 64-328, 1964-2 C. B. 11, and Revenue Ruling 66-110, 1966-1 C. B. 12, and/or any other applicable rulings or interpretations by the Internal Revenue Service.

1.20 Termination Date. The date of termination of the Participant's employment with the Employer(s) for any reason, including voluntary and involuntary termination, as well as termination of employment due to Disability or Retirement.

                             Article II - Eligibility

2.1 An Employee shall be eligible to participate in the Plan if his or her job with an Employer is at or above the level of divisional vice president (or equivalent, as determined by the Company) and the Employee is designated as eligible by the Chief Executive Officer of the Company.





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2.2    An Employee who is eligible to participate in the Plan on the Effective
       Date, and who enrolls in the Plan by executing an Agreement, shall become a Participant on or as of the Effective Date. An Employee who becomes eligible to participate in the Plan after the Effective Date, and who thereafter enrolls in the Plan by executing an Agreement, shall become a Participant on the first Anniversary Date thereafter.

2.3 An Agreement shall go into effect on or as of the effective date specified in the Agreement and shall remain in effect until the Participant's death, unless terminated earlier as provided in Article
       IX. Each Agreement shall, however, remain in effect notwithstanding the termination of the Plan, the Company's discontinuance of the payment of premiums under the Plan, or the cancellation, lapse, or surrender of the Policy for any reason, so long as the Participant remains an Employee of any Employer or has, prior to any such event, terminated such employment by reason of Retirement or Disability.

                       Article III - Application for Insurance

3.1 On or before the Effective Date or Anniversary Date on which an eligible Employee becomes a Participant, the Owner of the Policy to be issued on the life of such Participant shall apply to the Insurance Company for the issuance of a Policy insuring the Participant's life in such amount as is determined by the Company, which amount shall include the amount of the Owner's interest in the death benefit of the Policy, in accordance with subparagraph 6.2(b), plus such additional amount as the Company determines, in its sole and absolute discretion, to be sufficient to allow the Company to recover, from its share of the Policy's death benefit, the cumulative premiums paid into the Policy by the Employer(s) plus interest thereon at a rate acceptable to the Company. The Owner of the Policy shall be subject to the provisions of the Plan, including the Agreement and the Collateral Assignment. However, and notwithstanding anything herein to the contrary, neither an Employee's eligibility to participate in the Plan, nor any of the Company's and Employers' obligations to provide a death benefit in the amount specified in subparagraph 6.2(b) with respect to any Participant, are conditioned on the issuance of a Policy on the life of such Participant, but the rights and interests of the Company, the Employers, the Participant, and the Owner in and to any other feature of a Policy are expressly conditioned upon the issuance of such Policy on such underwriting classification and premium amounts as are acceptable to the Company in the exercise of its sole and absolute discretion.

3.2 It is the intention of the Plan, as a matter of reasonable expectation based on each Policy's death benefit amount, investment options, schedule of premiums, and other relevant Policy features, and on the age and other relevant characteristics of the insured Participant, but not as a matter guaranteed by the Company, any Employer, the Insurance Company, or otherwise, that:




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       (a)     At any time after the end of each Policy's Premium Payment
               Period, such Policy can be maintained in force for the remaining life of the insured Participant without the payment of additional premiums into the Policy, by utilizing the Policy's cash surrender value; provided, however, that if additional premiums are nevertheless required to be paid into the Policy after the end of the Policy's Premium Payment Period but while the Agreement remains in effect with respect to such Policy, the Employer(s) shall pay such premiums; and

       (b) At any time after the end of each Policy's Premium Payment Period, the Company's portion of the cash surrender value of such Policy will equal no less than the cumulative amount of premiums paid into the Policy by the insured Participant's Employer(s), plus interest thereon from each premium payment date to the date of reimbursement compounded annually at a rate acceptable to the Company; provided, however, that any shortfall in the value of the Company's portion of the cash surrender value of a Policy may only be recovered from the Company's portion of the Policy's death benefit as specified in subparagraph 6.1(b) and shall not impair the amount of the Owner's portion of such death benefit as specified in subparagraph 6.2(b).

                         Article IV - Payment of Premiums

4.1 On or before the due date of each periodic Policy premium payable during the Premium Payment Period, or within any grace period after such due date permitted by the Policy, the Employer of the Participant insured by such Policy shall pay the full amount of such premium to the Insurance Company. The amount of the premium which the Employer shall pay each year, and the period of years over which such premium is expected to be paid, shall be detailed with respect to each Participant in a schedule of premiums furnished by the Insurance Company to the Company at the time of issuance of the Policy on the life of such Participant.

4.2 To the extent that an Employer pays the premium amounts for life insurance benefits under a Policy, the Participant insured by such Policy shall incur a taxable economic benefit each year equal in amount to the Policy's Term Cost for such year, and the Employer will gross up the amount thereof to cover the applicable federal, state, and local income taxes thereon. The amount to be reported as income each year shall include the amount of such economic benefit plus the additional amount attributable to the Employer's grossing up such amount to cover such taxes. The Employer will furnish the Participant with statements of the amount of such income reportable by the Participant for federal, state, and local income tax purposes.





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4.3    Notwithstanding the schedule of premiums referred to in paragraph 4.1, if any additional premiums should be required to be paid into a Policy while the Plan and the Agreement applicable to such Policy remain in effect, the insured Participant's Employer (or former Employer) shall pay such premiums, but no additional premium payments shall be required to be paid by an Employer on any Policy issued under the Plan after the death of the insured Participant.

                        Article V - Collateral Assignment

5.1 To secure the repayment of the amount of the premiums paid by an Employer hereunder, the Owner of each Policy shall, simultaneous with the issuance of the Policy, execute a Collateral Assignment and deliver it to the Company. Such Collateral Assignment shall grant to the Company the interests in the Policy ascribed to the Company in Article VI. All rights in and to the Policy not granted to the Company by the Collateral Assignment or the Agreement shall be retained by the Owner of the Policy, subject to applicable provisions of this Plan. Such Collateral Assignment shall not be canceled, altered, or amended except as expressly provided by the provisions of the Collateral Assignment and permitted by the Plan.

                           Article VI - Policy Interests

6.1 At any time while the Agreement applicable to a Policy remains in effect, the Company's ownership of such Policy is as follows:

       (a) Cash Surrender Value. The Company shall own a portion of the cash surrender value of each Policy equal to the cumulative premiums paid into the Policy by the Employer(s), plus interest thereon from each premium payment date compounded annually at the rate available under the Policy, as determined by the Administrator, taking into account the length of time the Policy has been in effect, the investment return of the Policy, and any other relevant factors as determined by the Administrator.

       (b) Death Benefit. The Company shall own a portion of the death benefit of each Policy equal to the amount, if any, by which the entire death benefit of the Policy exceeds that portion owned by the Owner of the Policy, as set forth in subparagraph 6.2(b).

6.2 Subject to paragraph 7.1, at any time while the Agreement applicable to a Policy remains in effect, the Owner's ownership of such Policy is as follows:

       (a) Cash Surrender Value. The Owner shall own a portion of the cash surrender value of such Policy equal to the amount, if any, by which the entire cash surrender value of the Policy exceeds that portion owned by the Company, as set forth in subparagraph 6.1(a).

       (b) Death Benefit. Prior to the insured Participant's Termination Date, the Owner shall own a portion of the death
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               benefit of such Policy equal in amount to three times the
               Participant's annual base salary as of the most recent Anniversary Date or, if less, the Insurance Limit. On or after the insured Participant's Termination Date, the Owner shall own a portion of the death benefit of such Policy equal in amount to three times the Participant's annual base salary as of the last Anniversary Date preceding his or her Termination Date or, if less, the Insurance Limit. Notwithstanding the foregoing, the Owner's portion of the death benefit of the Policy on any Anniversary Date shall not be reduced by reason of any subsequent decrease in the insured Participant's annual base salary.

6.3 The Company shall have the exclusive right to direct the allocation of all amounts paid into each Policy, and the entire value of the Policy, among any investment options available under the Policy, in accordance with applicable provisions of the Policy, so long as the Agreement applicable to such Policy remains in effect.

6.4 Neither the Company nor the Owner of the Policy shall have or exercise any right in and to the portion of the cash surrender value or death benefit of the Policy which is owned by or is payable to the other party, including any right to borrow against or from the other party's portion of the cash surrender value of the Policy, to collect the proceeds of the other party's portion of the death benefits of the Policy, or to take any action which would reduce the other party's interest in the Policy, except as expressly provided in the Plan.

6.5 If the Participant is the Owner upon issuance of the Policy insuring his or her life, he or she shall have the right to transfer his or her interest in the Policy to another person or entity meeting the definition of Owner in paragraph 1.11, but (i) only to the extent permitted by the terms of the Policy and in accordance with procedures established by the Insurance Company and (ii) only upon the transferee's execution and delivery of a written agreement with the Company to be fully bound by the provisions of this Plan and of the Agreement and Collateral Assignment. Subject to the foregoing, and except for the Collateral Assignment, the Owner shall not have or exercise any otherwise available right to sell, assign, pledge as collateral, or otherwise transfer or encumber the Owner's interest in the Policy at any time while the Agreement remains in effect, and any attempt to do so shall be void.

6.6 The Company shall have the right (i) to assign its portion of each Policy as security for the repayment of any loans from the Insurance Company or any other creditors, and (ii) to assign its portion of each Policy which represents any accrued but unpaid interest with respect to such loans to the Insurance Company or other creditors.




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6.7    The Company shall maintain possession of the Policy. The Company shall make the Policy available to the Insurance Company to the extent necessary for the purpose of endorsements or filing any change of Beneficiary in accordance with the provision of this Plan. The Policy shall be returned promptly to the Employer after any such action shall have been accomplished.

                          Article VII - Policy Rights

7.1 The cash surrender value of each Policy shall be used to support the life insurance benefits payable to the Beneficiary of such Policy and to the Company under the terms of the Plan. Prior to the payment of such benefits, the Owner and the Company shall be entitled to exercise their rights of ownership of their individual portions of the Policy in accordance with the provisions of this Article VII. The rights of ownership which shall be exercisable by the Owner of the Policy shall include all of the rights of the "owner" which are specified in the Policy, subject to the following limitations:

       (a) The Owner shall not be permitted to exercise any otherwise available right to surrender or take withdrawals from the Policy, in whole or in part, so long as the Agreement remains in effect, without the written consent of the Administrator.

       (b) The Owner shall not be permitted to exercise any otherwise available right to take policy loans from his portion of the cash surrender value of the Policy during the Premium Payment Period.

       (c) The Owner shall not be permitted to exercise any otherwise available right to direct the allocation of amounts paid into the Policy, or any of the value of the Policy among any investment options available under the Policy so long as the Agreement remains in effect.

7.2 So long as the Agreement remains in effect, the Owner of each Policy shall cooperate with the Company to effectuate any withdrawals and/or policy loans by the Company from the Company's portion of the cash surrender value of the Policy. The Owner shall complete all necessary forms prescribed by the Insurance Company in order to allow the Company to receive or begin receiving such withdrawals and/or policy loans.

7.3    Policy loans shall be subject to the following guidelines:

       (a) The interest rate charged on amounts which are borrowed from the Policy shall be that rate which is specified in the Policy or declared by the Insurance Company. In the event that the borrowed amount is not repaid as of the Anniversary Date immediately following the date on which the





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               amount is borrowed, the borrower's benefits under the Policy shall be offset to reflect the annual interest which has been charged on the borrowed amounts by the Insurance Company. All interest charges shall be incurred by the borrowing party.

       (b) Amounts which have been borrowed against the cash surrender value of the Policy shall be remitted to the Insurance Company according to the terms for repayment established by the Insurance Company. Such remittance shall be accompanied by such forms and shall be in accordance with such other procedures as the Insurance Company and the Administrator shall prescribe from time to time.

       (c) If indebtedness exists with respect to a Policy as of the date of death of the Participant, such indebtedness, together with accumulated interest which has been charged by the Insurance Company, shall be deducted from the borrower's portion of the death benefit of the Policy.

                       Article VIII - Death Benefits

8.1 The Owner of each Policy shall have the right to designate a Beneficiary for the payment of the Owner's portion of the death benefit of the Policy. The Beneficiary shall be designated, and may be changed from time to time, in accordance with procedures specified in the Policy or otherwise prescribed by the Insurance Company.

8.2 Upon the death of the Participant, the Company, the Owner (if other than the Participant), and the Beneficiary shall take appropriate action promptly to obtain the death benefits under the Policy to be paid in accordance with the Policy and the Plan. When the Policy matures as a death claim, the Company shall be entitled to claim from the proceeds payable thereunder its portion of the death benefit payable under the Policy. The balance of such proceeds shall be paid to the Beneficiary in accordance with paragraph 8.3 below and the Beneficiary provisions of the Policy.

8.3 Upon the death of the Participant, the Beneficiary shall receive the Owner's portion of the death benefit of the Policy in a single sum, minus any outstanding indebtedness, if any. Such amount shall be paid to the Beneficiary in accordance with the terms of the Policy.

            Article IX - Retirement or Other Termination of Employment

9.1 If a Participant's Termination Date occurs by reason of the Participant's Retirement or Disability, the occurrence of such Termination Date shall have no effect.






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9.2    If a Participant's Termination Date occurs for any reason other than the
       Participant's Retirement, Disability, or death, the Owner may elect, by written notice to the Administrator given no later than 30 days after such Termination Date:

       (a) to acquire the Company's interest in the Policy, without reducing the Policy's cash surrender value or death benefits, by reimbursing the Company in full for the Company's portion of the Policy's cash surrender value as then determined under subparagraph 6.1(a) and assuming full responsibility for the payment of all future premiums; or

       (b) to acquire the Company's interest in the Policy, after the Company has withdrawn the Company's portion of the Policy's cash surrender value as then determined under subparagraph 6.1(a) and the amount of the Policy's death benefit has been reduced by a corresponding amount, by assuming full responsibility for the payment of all future premiums, whereupon, under either (a) or (b), the Agreement applicable to such Policy shall terminate, effective as of the Participant's Termination Date, and the Company shall release the Collateral Assignment of such Policy.

9.3 In the circumstances described in paragraph 9.2, above, but in the absence of a timely election by the Owner under either (a) or (b) thereunder, the entire ownership of the Policy shall revert to the Company, whereupon the Agreement applicable to such Policy shall terminate, effective as of the Participant's Termination Date, and thereafter no Employer shall be under any further obligation to make premium payments or to take any other action to maintain the Policy in force or to preserve the Policy's value in any manner. Upon request by the Company, the Owner shall execute any and all documents and take any and all other actions reasonably necessary or appropriate to perfect the Company's ownership of the entire interest in the Policy.

                          Article X - Plan Termination

10.1 The Company reserves the right to unilaterally discontinue or suspend the Employers' payment of premiums under the Plan at any time or to terminate the Plan at any time. The Plan shall terminate upon the total cessation of the business of the Company or upon the bankruptcy, receivership or dissolution of the Company.

10.2 Upon termination of the Plan or the complete discontinuance of the payment of premiums under the Plan, the provisions of paragraph 9.3 shall be applied to govern the disposition of each Policy as if the effective date of such Plan termination or discontinuance of premiums were the Termination Date of each Participant. However, the Agreement with each Participant who then remains in employment with an Employer or whose Termination Date has theretofore occurred by reason of Retirement or Disability, and the obligation of the Company and/or the Employer(s) to provide a death benefit on behalf of each such Participant in the

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       amount specified as the amount of the Owner's death benefit in subparagraph 6.2(b), shall survive such Plan termination or discontinuance of premiums.

                           Article XI - Plan Amendments

11.1 The Company reserves the right to amend the Plan in any respect and at any time and from time to time. However, the Company shall not amend the Plan in any manner, or take or omit any other action, that has the effect of (i) reducing the amount of an Owner's portion of the death benefit of a Policy as specified in subparagraph 6.2(b) without the Owner's consent; (ii) of retroactively changing, or depriving any Owner of, rights retained by or conferred on the Owner with respect to a Policy attributable to premiums theretofore paid into the Policy, without the Owner's consent; or (iii) amending in any respect or revoking a Participant's Agreement without the consent of the Participant.

                         Article XII - Insurance Company

12.1 The Insurance Company will be fully discharged from its obligations under the Policy by its payment of the Policy death benefit to the beneficiary(ies) designated in the Policy, subject to the terms of the Policy. The Insurance Company will not, in any event, be considered a party to this Plan or to any Agreement, or to any modification or amendment of the Plan or any Agreement.

                     Article XIII - Administration and Claims

13.1 The Plan is an employee welfare benefit plan under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The following provisions of this paragraph 13.1 are intended to meet applicable ERISA requirements:

       (a) The Plan shall be administered by the Administrator, and the Administrator shall have full discretionary authority and responsibility for the operation and management of the Plan.

       (b) The named fiduciary or fiduciaries are the Company and/or one or more officers or employees of the Company duly appointed to exercise fiduciary authority and responsibility with respect to the Plan.

       (c) The funding policy under this Plan anticipates that all premiums on each Policy shall be remitted by the Employer(s) to the Insurance Company when due, and all benefits under the Plan shall be provided pursuant to a contract or contracts with any insurance company or companies authorized to do business in the state of Ohio, as selected by the Company.

       (d) Direct payment by the Insurance Company is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.
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       (e)     The claims procedure of the Plan shall be as follows:

               (i) The Owner of a Policy, a Beneficiary, or a duly authorized representative thereof may make a claim for benefits by filing a claim with the Administrator on a form made available for that purpose. The Administrator shall make the initial determination as to the treatment of the claim and give the claimant notice thereof within 90 days after receipt of the claim. If for any reason a claim for benefits under this Plan is denied by the Administrator, it shall deliver to the claimant a written explanation setting forth the specific reason for the denial, pertinent references to the Plan provision on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of the claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                        (A) The claimant's claim shall be deemed filed when presented in writing to the Administrator.

                        (B)      The Administrator's determination
                                 and explanation shall be in writing
                                 delivered to the claimant within 90
                                 days of the date the claim is filed.

               (ii) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Company a written request for review of the denial. For such review, the claimant or a representative thereof may submit pertinent documents and written issues and comments.

               (iii) The Company shall decide the issue on review and furnish the claimant with a copy of its determination within 60 days of receipt of the claimant's request for review of the claim. The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific reference to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not furnished to the claimant within such 60-day period, the claim shall be deemed denied on review.


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                           Article XIV - Miscellaneous

14.1 The Plan Documents shall constitute the entire documentation of the Plan. No representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation to the subject matter hereof, other than those set forth in the Plan Documents, shall be valid.

14.2 The Plan and the Policy shall not constitute an inducement or consideration for the employment of any Employee or Participant and shall not give any Employee or Participant any right to be retained in the employ of any Employer, and each Employer hereby retains the right to discharge any Employee or Participant at any time, in accordance with the personnel policies of the Employer, or as provided in any employment agreement between the Employer and the Employee or Participant.

14.3 This Plan shall be binding upon and inure to the benefit of each Participant and each Owner of a Policy, and their respective heirs, successors, assigns, and personal representatives, and the Company and each Employer, and their respective successors and assigns.

14.4 In the event that any part of this Plan shall be deemed invalid for any reason, such invalidity shall not affect the remainder of this Plan, which shall remain valid and binding upon all interested parties and enforceable in accordance with its terms.

14.5 Except where otherwise indicated by the context, any use of the masculine gender herein shall also refer to the feminine and vice versa, and the use of any term herein in the singular shall also, where appropriate, include the plural and vice versa.

14.6 Except as otherwise required by the laws of the United States of America, the Plan Documents shall be construed in accordance with and governed by the laws of the state of Ohio.

       IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed by its duly authorized officer(s) on this 10th day of March, 2000.


                                                  OWENS-ILLINOIS, INC.

                                                  By: /s/ Thomas L. Young
                                                      ------------------------
                                                      Thomas L. Young
                                                      Executive Vice President

Attest:


   /s/ James W. Baehren
   --------------------
   James W. Baehren
   Secretary

                 Owens-Illinois Executive Life Insurance Plan

                           Participation Agreement

       (Exhibit A to the Owens-Illinois Executive Life Insurance Plan)


         This Participation Agreement (the "Agreement") is made by and between Owens-Illinois, Inc. (the "Company") and______________________________________
(the "Participant"), pursuant to the Owens-Illinois Executive Life Insurance Plan (the "Plan").

IT IS AGREED:

A. Capitalized terms defined in the Plan and not otherwise defined in this Agreement shall have the meaning assigned in the Plan.

B. All of the terms, provisions, and conditions of the Plan are hereby incorporated into this Agreement.

C. Commencing on April 1, 20__ (the effective date of this Agreement), the Participant agrees to participate in the Plan and become subject to its terms, and the Company agrees that the Participant's Employer(s) will contribute premiums in accordance with the Plan for the period of time and in the amounts determined thereunder. Both parties to this Agreement understand that benefits under the Plan shall be provided by Policy Number _______________ issued or to be issued by the Insurance Company.

D. Notwithstanding the foregoing provisions of this Agreement or any contrary provisions of the Plan, the Company agrees that:

       1. At any time while this Agreement remains in effect before the Participant's Termination Date, the death benefit payable to the Beneficiary shall equal three times the Participant's annual base salary as of the most recent Anniversary Date or, if less, the Insurance Limit;

       2. At any time while this Agreement remains in effect on or after the Participant's Termination Date, if such Termination Date occurred by reason of the Participant's Retirement or Disability, the death benefit payable to the Beneficiary shall equal three times the Participant's annual base salary as of the last Anniversary Date preceding his or her Termination Date or, if less, the Insurance Limit; and

       3. Notwithstanding 1 and 2, above, the amount of the death benefit in effect as payable to the Beneficiary on any Anniversary Date so long as the Participant remains an Employee of any Employer or has, prior to such Anniversary Date, terminated such employment by reason of Retirement or Disability, shall not be reduced by reason of any subsequent decrease in the Participant's annual base salary.

E. This Agreement may be amended only by the mutual written consent of the Company and the Participant.

F. This Agreement shall remain in effect from its effective date until the death of the Participant, unless terminated earlier, in connection with the Participant's termination of employment for any reason other than Retirement or Disability, as provided in the Plan. This Agreement shall, however, remain in effect notwithstanding the termination of the Plan, the Company's discontinuance of the payment of premiums under the Plan, or the cancellation, lapse, or surrender of the Policy for any reason, so long as the Participant remains an Employee of any Employer or has, prior to any such event, terminated such employment by reason of Retirement or Disability.


Dated as of the            day of                                  , 20      .
               -----------       ---------------------------------     ------


Participant:                                           Owens-Illinois, Inc.



                                                   By:
-------------------------------------------------      --------------------

                 Owens-Illinois Executive Life Insurance Plan

                           Collateral Assignment

         (Exhibit B to the Owens-Illinois Executive Life Insurance Plan)

1. The subject of this Collateral Assignment ("Assignment") is life insurance Policy No. ___________________ (the "Policy") issued or to be issued by Nationwide Life Insurance Company on the life of ____________________________________________ (the "Participant") and any
       supplemental policy or contract issued in connection therewith or with the Plan described below.

2. This Assignment is made pursuant to the Owens-Illinois Executive Life Insurance Plan (the "Plan"), effective April 1, 20__. Capitalized terms defined in the Plan and not otherwise defined in this Assignment shall have the meaning assigned in the Plan.

3.             The Owner of the Policy is (check one, as applicable):

               ____     the Participant

               ____ the trustee of an irrevocable life insurance trust previously created by the Participant.

               ____ other third party (subject to the Company's consent, which is hereby given upon the Company's execution hereof).

       Furnish name, address, and Social Security number (or taxpayer identification number) of Owner, if other than the Participant:

       ________________________________________________________________________

       ________________________________________________________________________

4. All of the terms, provisions, and conditions of the Plan are hereby incorporated herein by reference.

5. This Assignment is made by the Owner to the Company, its successors and assigns, in consideration of amounts paid by the Employer(s) under the Plan and in recognition of the Company's rights and interests in the Policy created pursuant to the Plan.

6. The Owner of the Policy hereby assigns, transfers, and sets over to the Company, as collateral security for the repayment of the amounts paid or to be paid by the Participant's Employer(s) to or for the benefit of the Owner under the terms of the Plan, all of the rights and interests in the Policy, in its cash surrender value, and in its death benefit, as are described in the Plan as belonging to the Company or the Employer(s), including without limitation the following:

      (a) A portion of the cash surrender value of the Policy equal to the cumulative premiums paid into the Policy by the Employer(s), plus interest thereon from each premium payment date compounded annually at the rate available under the Policy, as determined by the Administrator of the Plan, taking into account the length of time the Policy has been in effect, the investment return of the Policy, and any other relevant factors as determined by the Administrator.

       (b) Any right to withdraw from or borrow all or any part of the portion of the Policy's cash surrender value hereby assigned to the Company.

       (c) A portion of the death benefit of the Policy equal to the amount, if any, by which the entire death benefit of the Policy exceeds that portion owned by the Owner of the Policy, as set forth in paragraph 8, below.

       (d) Any right to direct the allocation of all amounts paid into the Policy, and the entire value of the Policy, among any investment options available under the Policy.

       (e) The exclusive right to possession of the Policy, pursuant to which the Insurance Company shall deliver the Policy directly to the Company upon issuance.

7. The rights and interests hereby assigned to the Company shall remain exclusively the Company's unless and until this Assignment is released by the Company. The Company shall only be obligated to release this Assignment pursuant to the terms of the Plan and the Agreement.

8. The Owner of the Policy, pursuant to the terms of the Plan and the Agreement, shall only retain and possess a right to designate and change the Beneficiary for the portion of the Policy death benefit equal in amount to three times the Participant's annual base salary as of the most recent Anniversary Date preceding his or her Termination Date or, if less, the Insurance Limit as defined in the Plan. Notwithstanding the foregoing, the Owner's portion of the Policy death benefit on any Anniversary Date shall not be reduced by reason of any subsequent decrease in the insured Participant's annual base salary.

9. The Insurance Company shall have no duty or obligation to inquire into or investigate the reason or validity of a request from either the Company or the Owner to exercise any of their rights hereunder, or whether the other party has notice of it. The Insurance Company may treat any such request as an affirmation that the request conforms to this Assignment and the Plan, and is thereby authorized to act upon such requests without further investigation.

10. The Insurance Company is not a party to this Collateral Assignment or to the Plan, but has executed this Assignment below solely for the purpose of acknowledging the existence of this Collateral Assignment.

IN WITNESS WHEREOF, this Assignment is hereby executed as of the          day
of          , 20      .                                          --------
  ---------     ------

Owner of Policy:                                    Owens-Illinois, Inc.


                                                By:
---------------------------                         --------------------



Acknowledgment by Insurance Company:

         Nationwide Life Insurance Company


         By:
             -----------------------------------------------------------

         Title:
                ------------------------------------

         Date:
               -------------------------------------